Calculation of Filing Fee Tables
S-8
Trulieve Cannabis Corp.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Subordinate Voting Shares, no par value	Other	10,000,000	$ 4.69	$ 46,900,000.00	0.0001531	$ 7,180.39
Total Offering Amounts:						$ 46,900,000.00		$ 7,180.39
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 7,180.39
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement (the "Registration Statement") shall also cover any additional subordinate voting shares (the "Shares") of Trulieve Cannabis Corp. (the "Registrant") that becomes issuable under the Registrant's Third Amended and Restated 2021 Omnibus Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding Shares. (2) This Registration Statement covers an additional 10,000,000 Shares available for issuance pursuant to awards that may be issued in the future under the Plan as of August 6, 2025. (3) Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $4.69, the average of the high and low prices of the Registrant's Shares as quoted on the OTCQX Best Market on July 30, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A